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As filed with the Securities and Exchange Commission on August 31, 2016

Registration No. 001-37818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

C2 Aviation Capital, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-2828296 (I.R.S. Employer Identification No.)
11 West 42nd Street New York, New York (Address of Principal Executive Offices)	10036 (Zip Code)

(212) 461-5200
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 C2 Aviation Capital, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Relationship with CIT Following the Separation and Distribution," and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the sections of the information statement entitled "Directors" and "Management." Those sections are incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Executive Compensation." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Directors." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation and Distribution," and "Description of C2's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of C2's Capital Stock—Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation and Distribution," and "Description of C2's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of C2's Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)   Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement***
3.1	Form of Amended and Restated Certificate of Incorporation of C2 Aviation Capital, Inc.**
3.2	Form of Amended and Restated Bylaws of C2 Aviation Capital, Inc.**
10.1	Form of Transition Services Agreement**
10.2	Form of Tax Matters Agreement**
10.3	Form of Employee Matters Agreement***
10.4
Airbus A320 NEO Family Aircraft Purchase Agreement dated as of July 28, 2011 between Airbus, S.A.S. and C.I.T. Leasing Corporation (the "Airbus A320 NEO Family Aircraft Purchase Agreement") (incorporated by reference to Exhibit 10.35 to the Form 10-Q/A filed by CIT Group Inc. on February 1, 2012)***
10.5	Amendment No. 1 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of October 26, 2011 between Airbus, S.A.S. and C.I.T. Leasing Corporation**
10.6	Amendment No. 2 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of December 20, 2013 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.7	Amendment No. 3 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of December 2, 2014 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.8	Amendment No. 4 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of March 31, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.9	Amendment No. 5 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of May 23, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.10
Letter Agreement No. 1 to Amendment No. 5 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of May 23, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.11	Amendment No. 6 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of May 23, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.12	Amendment No. 7 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of June 27, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.13	Amendment No. 8 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of July 12, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**
10.14	Amendment No. 9 to the Airbus A320 NEO Family Aircraft Purchase Agreement dated as of August 2, 2016 between Airbus, S.A.S, C.I.T. Leasing Corporation and CIT Aerospace International**

Exhibit Number	Exhibit Description
10.15	Airbus A350XWB Purchase Agreement dated as of December 31, 2012 between Airbus, S.A.S. and CIT Aerospace International ("Airbus A350XWB Purchase Agreement")**
10.16	Amendment No. 1 to the Airbus A350XWB Purchase Agreement dated December 20, 2013 between Airbus, S.A.S, CIT Aerospace International and C.I.T. Leasing Corporation**
10.17	Amendment No. 2 to the Airbus A350XWB Purchase Agreement dated January 31, 2014 between Airbus, S.A.S, CIT Aerospace International and C.I.T. Leasing Corporation**
10.18	Amendment No. 3 to the Airbus A350XWB Purchase Agreement dated December 2, 2014 between Airbus, S.A.S, CIT Aerospace International and C.I.T. Leasing Corporation**
10.19
Airbus A330NEO Purchase Agreement Airbus, S.A.S. dated December 2, 2014 between Airbus, S.A.S., C.I.T. Leasing Corporation, CIT Aerospace International and CIT Bank ("Airbus A330NEO Purchase Agreement")**
10.20	Amendment No. 1 to the Airbus A330NEO Purchase Agreement dated March 31, 2016 between Airbus, S.A.S., C.I.T. Leasing Corporation, CIT Aerospace International and CIT Bank, N.A.**
10.21	Amendment No. 2 to the Airbus A330NEO Purchase Agreement dated May 26, 2016 between Airbus, S.A.S., C.I.T. Leasing Corporation, CIT Aerospace International and CIT Bank, N.A.**
10.22	Purchase Agreement No. 03983 dated June 18, 2013 between The Boeing Company and C.I.T. Leasing Corporation ("Purchase Agreement No. 03983")**
10.23	Supplemental Agreement No. 1 to Purchase Agreement No. 03983 dated as of October 25, 2013 between The Boeing Company, C.I.T. Leasing Corporation and CIT Aerospace International**
10.24	Supplemental Agreement No. 2 to Purchase Agreement No. 03983 dated as of April 30, 2014 between The Boeing Company, C.I.T. Leasing Corporation and CIT Aerospace International**
10.25	Purchase Agreement No. PA-04226 dated July 15, 2014 between The Boeing Company, C.I.T. Leasing Corporation and CIT Aerospace International ("Purchase Agreement No. PA-04226")**
10.26	Supplemental Agreement No. 1 to Purchase Agreement No. PA-04226 dated as of June 24, 2016 between The Boeing Company, C.I.T. Leasing Corporation and CIT Aerospace International**
10.27
Employment Agreement, dated as of July 5, 2016, between CIT Aerospace LLC and C. Jeffrey Knittel (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CIT Group Inc. on July 11, 2016)***
21.1	List of Subsidiaries of C2 Aviation Capital, Inc.**
99.1	Information Statement of C2 Aviation Capital, Inc., preliminary and subject to completion, dated August 31, 2016*

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

C2 Aviation Capital, Inc.
By:	/s/ C. JEFFREY KNITTEL C. Jeffrey Knittel Chief Executive Officer

Date: August 31, 2016

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C2 Aviation Capital, Inc. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business .
  Item 1A. Risk Factors .
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES